UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2006
Piedmont Natural Gas Company, Inc.
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

1-6196 (Commission File Number)	56-0556998 (IRS Employer Identification No.)

4720 Piedmont Row Drive Charlotte, North Carolina (Address of principal executive offices)	28210 (Zip Code)
Registrant’s telephone number, including area code: (704) 364-3120
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 15, 2006, Piedmont Natural Gas Company, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Edward D. Jones & Co., L.P., as representative of the underwriters, BB&T Capital Markets, a division of Scott and Stringfellow, Inc., BNY Capital Markets, Inc. and Janney Montgomery Scott LLC (together the “Underwriters”) for the sale of $200 million aggregate principal amount of the Company’s 6.25% Insured Quarterly Notes Series 2006, Due 2036 (the “Notes”) in a registered offering. The Company sold the Notes to the Underwriters on June 20, 2006 and received, after underwriters’ discounts, proceeds of approximately $193,700,000.
     The Notes are governed by the terms of the Indenture, dated as of April 1, 1993, between Piedmont Natural Gas Company, Inc., a New York corporation (the “Predecessor Company”) and Citibank, N.A., as trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of February 25, 1994, among the Predecessor Company, the Company and the Trustee; the Second Supplemental Indenture, dated as of June 15, 2003, between the Company and the Trustee; and the Third Supplemental Indenture, dated as of June 20, 2006, between the Company and the Trustee.
     The Notes will bear interest at an annual rate of 6.25%, payable quarterly on March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2006. The Notes will mature on June 1, 2036. The Notes are unsecured and unsubordinated obligations of the Company. The Company’s obligation to pay principal and interest on the Notes is insured by a surety bond issued by Financial Guaranty Insurance Company (the “Insurer”) for the benefit of the holders of the Notes. As long as the Insurer is not in default under the surety bond, it will have the right to control and direct all remedies with respect to the notes upon the occurrence and continuation of an event of default under the terms of the Notes.
     The Company has the option to redeem all or part of the Notes before their stated maturity at any time on or after June 1, 2011, at 100% of their principal amount plus any accrued and unpaid interest to the date of redemption.
     Subject to limitations, the Company is obligated to redeem the Notes prior to stated maturity at the option of the representative of any deceased beneficial owner of the Notes. This redemption obligation is limited to $25,000 principal amount of Notes of any deceased beneficial owner and $4,000,000 aggregate principal amount for all deceased beneficial owners during any twelve-month period which ends on and includes each June 1. The Company may, at its option, grant redemption requests exceeding these yearly limitations. In addition, the Company is obligated to redeem the Notes in whole but not in part upon the occurrence of certain corporate transactions or the Company’s failure to pay the premium under the insurance agreement with Financial Guaranty Insurance Company.
     The foregoing summaries of documents described above are qualified in their entirety by reference to the actual documents, which are filed as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item and included in Item 1.01 is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

1.1	Underwriting Agreement, dated June 15, 2006, among Piedmont Natural Gas Company, Inc., Edward D. Jones & Co., L.P., as representative of the underwriters, BB&T Capital Markets, a division of Scott and Stringfellow, Inc., BNY Capital Markets, Inc. and Janney Montgomery Scott LLC

4.1	Third Supplemental Indenture, dated as of June 20, 2006, between Piedmont Natural Gas Company, Inc. and Citibank, N.A., as trustee

4.2	Form of 6.25% Insured Quarterly Note Series 2006, Due 2036 (included in Exhibit 4.1)

5.1	Opinion of Moore & Van Allen PLLC regarding the legality of the 6.25% Insured Quarterly Notes Series 2006, Due 2036

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

By:	/s/ Robert O. Pritchard

Robert O. Pritchard
Vice President and Treasurer
Dated: June 20, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 15, 2006, among Piedmont Natural Gas Company, Inc., Edward D. Jones & Co., L.P., as representative of the underwriters, BB&T Capital Markets, a division of Scott and Stringfellow, Inc., BNY Capital Markets, Inc. and Janney Montgomery Scott LLC

4.1	Third Supplemental Indenture, dated as of June 20, 2006, between Piedmont Natural Gas Company, Inc. and Citibank, N.A., as trustee

4.2	Form of 6.25% Insured Quarterly Note Series 2006, Due 2036 (included in Exhibit 4.1)

5.1	Opinion of Moore & Van Allen PLLC regarding the legality of the 6.25% Insured Quarterly Notes Series 2006, Due 2036

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

5